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[LOGO]                                              The Brink's Company
                                                    1801 Bayberry Court
                                                    P.O. Box 18100
PRESS RELEASE                                       Richmond, VA 23226-8100 USA
                                                    Tel. 804.289.9600
                                                    Fax 804.289.9760

Contact:                                            FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709



                       THE BRINK'S COMPANY COMPLETES SALE
                       OF COAL PROPERTIES IN WEST VIRGINIA

RICHMOND, Va., (November 14, 2003) - The Brink's Company (NYSE: BCO) announced today that one of its subsidiaries has completed the previously announced sale of substantially all of its remaining coal properties in West Virginia to Appalachian Fuels, LLC and its affiliates for approximately $14 million in cash and the assumption of certain liabilities. Rothschild Inc. acted as financial advisor to The Brink's Company in connection with this transaction.


About The Brink's Company
The Brink's Company (NYSE: BCO) is a global leader in business and security services. The Company's three main businesses are Brink's, Incorporated, the world's premier provider of secure transportation and cash management services; Brink's Home Security, one of the largest and most successful residential alarm companies in North America; and BAX Global, an industry leader in global supply chain management. For more information, please visit The Brink's Company website at www.brinkscompany.com, or call toll free 877-275-7488.


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